Exhibit 4(f)(1)(xiii)

Counterpart     of 75 Counterparts

DUKE ENERGY PROGRESS, INC.

(formerly Carolina Power & Light d/b/a Progress Energy Carolinas, Inc.)

TO

THE BANK OF NEW YORK MELLON

(formerly The Bank of New York (formerly Irving Trust Company))

AND

TINA D. GONZALEZ

(successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe,

G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy,

W.T. Cunningham, Douglas J. MacInnes and Ming Ryan)

as Trustees under Duke Energy Progress, Inc.’s Mortgage and Deed of Trust, dated as of May 1,1940

Eighty-fourth Supplemental Indenture

Providing among other things for

Amendment of the Mortgage to Enter into Further Covenants
for the Benefit of the Bonds issued thereunder

Dated as of August 1, 2015

Prepared by and Return to:

Hunton & Williams LLP

421 Fayetteville Street, Suite 1400

Raleigh, North Carolina 27601

EIGHTY-FOURTH SUPPLEMENTAL INDENTURE

INDENTURE, dated as of August 1, 2015, by and between DUKE ENERGY PROGRESS, INC. (formerly Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.), a corporation of the State of North Carolina, whose post office address is 410 South Wilmington Street, Raleigh, North Carolina 27601-1748 (hereinafter sometimes referred to as the “Company”), and THE BANK OF NEW YORK MELLON (formerly The Bank of New York (formerly Irving Trust Company)), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes referred to as the “Corporate Trustee”), and TINA D. GONZALEZ (successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan, Joseph J. Arney, Wafaa Orfy, W.T. Cunningham, Douglas J. MacInnes and Ming Ryan), whose post office address is 10161 Centurion Parkway, Jacksonville, Florida 32256 (hereinafter sometimes referred to as the “Individual Trustee”; the Corporate Trustee and the Individual Trustee being hereinafter together sometimes referred to as the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1940 (hereinafter referred to as the “Original Mortgage” and, as supplemented from time to time by the eighty-three supplemental indentures mentioned below, by this Indenture, and by all other indentures, if any, supplemental to the Original Mortgage, hereinafter referred to as the “Mortgage”), which Original Mortgage was executed and delivered by the Company to Irving Trust Company (now The Bank of New York Mellon) and Frederick G. Herbst to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Original Mortgage, reference to which Original Mortgage is hereby made, this Indenture (hereinafter sometimes referred to as the “Eighty-fourth Supplemental Indenture”) being supplemental thereto:

WHEREAS, the Original Mortgage was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, the Original Mortgage was indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of June 25, 1945, was executed by the Company appointing Richard H. West as Individual Trustee in succession to said Frederick G. Herbst (deceased) under the Original Mortgage, as theretofore supplemented, and by Richard H. West accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of December 12, 1957, was executed by the Company appointing J.A. Austin as Individual Trustee in succession to said Richard H. West (resigned) under the Original Mortgage, as theretofore supplemented, and by J.A. Austin accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, an instrument, dated as of April 15, 1966, was executed by the Company appointing E.J. McCabe as Individual Trustee in succession to said J.A. Austin (resigned) under the Original Mortgage, as theretofore supplemented, and by E.J. McCabe accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, by the Seventeenth Supplemental Indenture mentioned below, the Company, among other things, appointed G. White as Individual Trustee in succession to said E.J. McCabe (resigned), and G. White accepted said appointment; and

WHEREAS, by the Nineteenth Supplemental Indenture mentioned below, the Company, among other things, appointed D.W. May as Individual Trustee in succession to said G. White (resigned), and D.W. May accepted said appointment; and

WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed J.A. Vaughan as Individual Trustee in succession to said D.W. May (resigned), and J.A. Vaughan accepted said appointment; and

WHEREAS, an instrument, dated as of June 27, 1988, was executed by the Company appointing Joseph J. Arney as Individual Trustee in succession to said J.A. Vaughan (resigned) under the Original Mortgage, as theretofore supplemented, and by Joseph J. Arney accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, by the Forty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Wafaa Orfy as Individual Trustee in succession to said Joseph J. Arney (resigned), and Wafaa Orfy accepted said appointment; and

WHEREAS, by the Forty-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed W.T. Cunningham as Individual Trustee in succession to said Wafaa Orfy (resigned), and W.T. Cunningham accepted said appointment; and

WHEREAS, by the Sixty-sixth Supplemental Indenture mentioned below, the Company, among other things, appointed Douglas J. MacInnes as Individual Trustee in succession to said W.T. Cunningham (resigned), and Douglas J. MacInnes accepted said appointment; and

WHEREAS, by the Seventy-sixth Supplemental Indenture mentioned below, the Company, among other things, appointed Ming Ryan as Individual Trustee in succession to said Douglas J. MacInnes (resigned), and Ming Ryan accepted said appointment; and

WHEREAS, by the Seventy-ninth Supplemental Indenture mentioned below, the Company, among other things, appointed Tina D. Gonzalez as Individual Trustee in succession to said Ming Ryan (resigned), and Tina D. Gonzalez accepted said appointment; and

WHEREAS, such instruments were indexed and cross-indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, effective January 1, 2003, the Company began doing business under the name Progress Energy Carolinas, Inc., without changing the legal name of the Company; and certificates of doing business by the Company under such name were recorded in all counties in the State of North Carolina and South Carolina in which this Eighty-fourth Supplemental Indenture is to be recorded and were filed and indexed and cross-indexed in the real property records in each of such counties; and

WHEREAS, effective April 29, 2013, the Company changed its name to Duke Energy Progress, Inc. and evidence of such name change was (i) recorded in all counties in the States of North Carolina and South Carolina in which this Eighty-fourth Supplemental Indenture is to be recorded and (ii) filed and indexed and cross-indexed in the real property records in each of such counties; and

WHEREAS, by the Original Mortgage, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS, for said purposes, among others, the Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	January 1, 1949
Second Supplemental Indenture	December 1, 1949
Third Supplemental Indenture	February 1, 1951
Fourth Supplemental Indenture	October 1, 1952
Fifth Supplemental Indenture	March 1, 1958
Sixth Supplemental Indenture	April 1, 1960
Seventh Supplemental Indenture	November 1, 1961
Eighth Supplemental Indenture	July 1, 1964
Ninth Supplemental Indenture	April 1, 1966
Tenth Supplemental Indenture	October 1, 1967
Eleventh Supplemental Indenture	October 1, 1968
Twelfth Supplemental Indenture	January 1, 1970
Thirteenth Supplemental Indenture	August 1, 1970
Fourteenth Supplemental Indenture	January 1, 1971
Fifteenth Supplemental Indenture	October 1, 1971
Sixteenth Supplemental Indenture	May 1, 1972
Seventeenth Supplemental Indenture	May 1, 1973
Eighteenth Supplemental Indenture	November 1, 1973
Nineteenth Supplemental Indenture	May 1, 1974
Twentieth Supplemental Indenture	December 1, 1974
Twenty-first Supplemental Indenture	April 15, 1975
Twenty-second Supplemental Indenture	October 1, 1977
Twenty-third Supplemental Indenture	June 1, 1978
Twenty-fourth Supplemental Indenture	May 15, 1979
Twenty-fifth Supplemental Indenture	November 1, 1979
Twenty-sixth Supplemental Indenture	November 1, 1979
Twenty-seventh Supplemental Indenture	April 1, 1980
Twenty-eighth Supplemental Indenture	October 1, 1980
Twenty-ninth Supplemental Indenture	October 1, 1980
Thirtieth Supplemental Indenture	December 1, 1982
Thirty-first Supplemental Indenture	March 15, 1983
Thirty-second Supplemental Indenture	March 15, 1983
Thirty-third Supplemental Indenture	December 1, 1983
Thirty-fourth Supplemental Indenture	December 15, 1983
Thirty-fifth Supplemental Indenture	April 1, 1984
Thirty-sixth Supplemental Indenture	June 1, 1984
Thirty-seventh Supplemental Indenture	June 1, 1984
Thirty-eighth Supplemental Indenture	June 1, 1984
Thirty-ninth Supplemental Indenture	April 1, 1985
Fortieth Supplemental Indenture	October 1, 1985
Forty-first Supplemental Indenture	March 1, 1986
Forty-second Supplemental Indenture	July 1, 1986
Forty-third Supplemental Indenture	January 1, 1987
Forty-fourth Supplemental Indenture	December 1, 1987
Forty-fifth Supplemental Indenture	September 1, 1988
Forty-sixth Supplemental Indenture	April 1, 1989
Forty-seventh Supplemental Indenture	August 1, 1989
Forty-eighth Supplemental Indenture	November 15, 1990

Designation	Dated as of
Forty-ninth Supplemental Indenture	November 15, 1990
Fiftieth Supplemental Indenture	February 15, 1991
Fifty-first Supplemental Indenture	April 1, 1991
Fifty-second Supplemental Indenture	September 15, 1991
Fifty-third Supplemental Indenture	January 1, 1992
Fifty-fourth Supplemental Indenture	April 15, 1992
Fifty-fifth Supplemental Indenture	July 1, 1992
Fifty-sixth Supplemental Indenture	October 1, 1992
Fifty-seventh Supplemental Indenture	February 1, 1993
Fifty-eighth Supplemental Indenture	March 1, 1993
Fifty-ninth Supplemental Indenture	July 1, 1993
Sixtieth Supplemental Indenture	July 1, 1993
Sixty-first Supplemental Indenture	August 15, 1993
Sixty-second Supplemental Indenture	January 15, 1994
Sixty-third Supplemental Indenture	May 1, 1994
Sixty-fourth Supplemental Indenture	August 15, 1997
Sixty-fifth Supplemental Indenture	April 1, 1998
Sixty-sixth Supplemental Indenture	March 1, 1999
Sixty-seventh Supplemental Indenture	March 1, 2000
Sixty-eighth Supplemental Indenture	April 1, 2000
Sixty-ninth Supplemental Indenture	June 1, 2000
Seventieth Supplemental Indenture	July 1, 2000
Seventy-first Supplemental Indenture	February 1, 2002
Seventy-second Supplemental Indenture	September 1, 2003
Seventy-third Supplemental Indenture	March 1, 2005
Seventy-fourth Supplemental Indenture	November 1, 2005
Seventy-fifth Supplemental Indenture	March 1, 2008
Seventy-sixth Supplemental Indenture	January 1, 2009
Seventy-seventh Supplemental Indenture	June 18, 2009
Seventy-eighth Supplemental Indenture	September 1, 2011
Seventy-ninth Supplemental Indenture	May 1, 2012
Eightieth Supplemental Indenture	March 1, 2013
Eighty-first Supplemental Indenture	June 1, 2013
Eighty-second Supplemental Indenture	March 1, 2014
Eighty-third Supplemental Indenture	November 1, 2014

which supplemental indentures (other than said Sixty-fifth Supplemental Indenture and said Sixty-seventh Supplemental Indenture) were recorded in various Counties in the States of North Carolina and South Carolina, and were indexed and cross-indexed in the real and chattel mortgage or security interest records in various Counties in the States of North Carolina and South Carolina; and

WHEREAS, no recording or filing of said Sixty-fifth Supplemental Indenture in any manner or place is required by law in order to fully preserve and protect the security of the bondholders and all rights of the Trustees or is necessary to make effective the lien intended to be created by the Original Mortgage or said Sixty-fifth Supplemental Indenture; and said Sixty-seventh Supplemental Indenture was recorded only in Rowan County, North Carolina to make subject to the lien of the Mortgage certain property of the Company located in said County intended to be subject to the lien of the Original Mortgage, all in accordance with Section 42 of the Mortgage; and

WHEREAS, the Original Mortgage and said First through Eighty-third Supplemental Indentures (other than said Sixty-fifth and said Sixty-seventh Supplemental Indentures) were or are to be recorded in all Counties in the States of North Carolina and South Carolina in which this Eighty-fourth Supplemental Indenture is to be recorded; and

WHEREAS, in addition to the property described in the Original Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Original Mortgage, as from time to time then supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3-3/4% Series due 1965	$46,000,000	None
3-1/8% Series due 1979	20,100,000	None
3-1/4% Series due 1979	43,930,000	None
2-7/8% Series due 1981	15,000,000	None
3-1/2% Series due 1982	20,000,000	None
4-1/8% Series due 1988	20,000,000	None
4-7/8% Series due 1990	25,000,000	None
4-1/2% Series due 1991	25,000,000	None
4-1/2% Series due 1994	30,000,000	None
5-1/8% Series due 1996	30,000,000	None
6-3/8% Series due 1997	40,000,000	None
6-7/8% Series due 1998	40,000,000	None
8-3/4% Series due 2000	40,000,000	None
8-3/4% Series due August 1, 2000	50,000,000	None
7-3/8% Series due 2001	65,000,000	None
7-3/4% Series due October 1, 2001	70,000,000	None
7-3/4% Series due 2002	100,000,000	None
7-3/4% Series due 2003	100,000,000	None
8-1/8% Series due November 1, 2003	100,000,000	None
9-3/4% Series due 2004	125,000,000	None
11-1/8% Series due 1994	50,000,000	None
11% Series due April 15, 1984	100,000,000	None
8-1/2% Series due October 1, 2007	100,000,000	None
9-1/4% Series due June 1, 2008	100,000,000	None
10-1/2% Series due May 15, 2009	125,000,000	None
12-1/4% Series due November 1, 2009	100,000,000	None
Pollution Control Series A	63,000,000	None
14-1/8% Series due April 1, 1987	125,000,000	None
Pollution Control Series B	50,000,000	None
Pollution Control Series C	6,000,000	None
11-5/8% Series due December 1, 1992	100,000,000	None
Pollution Control Series D	48,485,000	None
Pollution Control Series E	5,970,000	None
12-7/8% Series due December 1, 2013	100,000,000	None
Pollution Control Series F	34,700,000	None
13-3/8% Series due April 1, 1994	100,000,000	None
Pollution Control Series G	122,615,000	None
Pollution Control Series H	70,000,000	None
Pollution Control Series I	70,000,000	None
Pollution Control Series J	6,385,000	None
Pollution Control Series K	2,580,000	None
Extendible Series due April 1, 1995	125,000,000	None
11-3/4% Series due October 1, 2015	100,000,000	None
8-7/8% Series due March 1, 2016	100,000,000	None
8-1/8% Series due July 1, 1996	125,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
8-1/2% Series due January 1, 2017	100,000,000	None
9.174% Series due December 1, 1992	100,000,000	None
9% Series due September 1, 1993	100,000,000	None
9.60% Series due April 1, 1991	100,000,000	None
Secured Medium-Term Notes, Series A	200,000,000	None
8-1/8% Series due November 15, 1993	100,000,000	None
Secured Medium-Term Notes, Series B	100,000,000	None
8-7/8% Series due February 15, 2021	125,000,000	None
9% Series due April 1, 2022	100,000,000	None
8-5/8% Series due September 15, 2021	100,000,000	$100,000,000
5.20% Series due January 1, 1995	125,000,000	None
7-7/8% Series due April 15, 2004	150,000,000	None
8.20% Series due July 1, 2022	150,000,000	None
6-3/4% Series due October 1, 2002	100,000,000	None
6-1/8% Series due February 1, 2000	150,000,000	None
7-1/2% Series due March 1, 2023	150,000,000	None
5-3/8% Series due July 1, 1998	100,000,000	None
Secured Medium-Term Notes, Series C	200,000,000	None
6-7/8% Series due August 15, 2023	100,000,000	None
5-7/8% Series due January 15, 2004	150,000,000	None
Pollution Control Series L	72,600,000	72,600,000
Pollution Control Series M	50,000,000	50,000,000
6.80% Series due August 15, 2007	200,000,000	None
5.95% Senior Note Series due March 1, 2009	400,000,000	None
7.50% Senior Note Series due April 1, 2005	300,000,000	None
Pollution Control Series N	67,300,000	67,300,000
Pollution Control Series O	55,640,000	55,640,000
Pollution Control Series P	50,000,000	50,000,000
Pollution Control Series Q	50,000,000	50,000,000
Pollution Control Series R	45,600,000	45,600,000
Pollution Control Series S	41,700,000	41,700,000
Pollution Control Series T	50,000,000	50,000,000
Pollution Control Series U	50,000,000	50,000,000
Pollution Control Series V	87,400,000	87,400,000
Pollution Control Series W	48,485,000	None
5.125% Series due 2013	400,000,000	None
6.125% Series due 2033	200,000,000	200,000,000
5.15% Series due 2015	300,000,000	None
5.70% Series due 2035	200,000,000	200,000,000
5.25% Series due 2015	400,000,000	400,000,000
6.30% Series due 2038	325,000,000	325,000,000
5.30% Series due 2019	600,000,000	600,000,000
3.00% Series due 2021	500,000,000	500,000,000
2.80% Series due 2022	500,000,000	500,000,000
4.10% Series due 2042	500,000,000	500,000,000
4.10% Series due 2043	500,000,000	500,000,000
Pollution Control Series X	48,485,000	48,485,000
Floating Rate Series due 2017	250,000,000	250,000,000
4.375% Series due 2044	400,000,000	400,000,000
Second Floating Rate Series due 2017	200,000,000	200,000,000
4.15% Series due 2044	500,000,000	500,000,000

which bonds are herein sometimes referred to as bonds of the First through Ninety-sixth Series, respectively; and

WHEREAS, the Board of Directors of the Company has determined that it is fair, advisable and in the best interests of the Company to convert its corporate form from a North Carolina corporation to a North Carolina limited liability company pursuant to Section 57D-9-23 of the North Carolina Limited Liability Company Act (“NC LLC Act”) and Section 55-11A-13 of the North Carolina Business Corporation Act (“NC BCA”)  to be called “Duke Energy Progress, LLC” (the “Conversion”), and has recommended approval of the Conversion to the stockholder of the Company and the stockholder has authorized the Conversion;

WHEREAS, upon the Conversion, under the laws of the State of North Carolina, (i) the Company will continue in existence, (ii) title to all real estate and other property owned by the Company prior to the Conversion will continue to be vested in the Company upon the Conversion without reversion or impairment; and (iii) all liabilities of the Company that existed prior to the Conversion will continue as liabilities of the Company on and after the Conversion;

WHEREAS, in connection with the Conversion, the Board of Directors of  the Company has determined that it is fair, advisable and in the best interests of and beneficial to the Company to enter into this Eighty-fourth Supplemental Indenture for the purposes of including covenants of the Company reaffirming the Company’s obligations to and the rights of the holders of First Mortgage Bonds outstanding under the Mortgage and of the Trustees upon the Conversion;

WHEREAS, the Conversion shall take effect upon the filing with the North Carolina Secretary of State of the documents required under and becoming effective pursuant to Section 57D-9-22 of the NC LLC Act;

WHEREAS, the date of effectiveness of the Conversion is referred to herein as the “Effective Date”;

WHEREAS, Section 120 of the Original Mortgage, as heretofore supplemented, provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to enter into further covenants for the benefit of all series of bonds issued under the Original Mortgage; and

WHEREAS, the execution and delivery by the Company of this Eighty-fourth Supplemental Indenture  have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Original Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Original Mortgage, as heretofore supplemented) unto The Bank of New York Mellon and Tina D. Gonzalez, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company:

All electric generating plants, stations, transmission lines, and electric distribution systems, including permanent improvements, extensions or additions to or about such electrical plants, stations, transmission lines and distribution systems of the Company; all dams, power houses, power sites, buildings, generators, reservoirs, pipe lines, flumes, structures and works; all substations, transformers, switchboards, towers, poles, wires, insulators, and other appliances and equipment, and the Company’s rights or interests in the land upon which the same are situated, and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with said generating plants, stations, transmission lines, and distribution systems; together with all rights of way, easements, permits, privileges, franchises and rights for or related to the construction, maintenance, or operation thereof, through, over, under or upon any public streets or highways, or the public lands of the United States, or of any State or other lands; and all water appropriations and water rights, permits and privileges; including all property, real, personal, and mixed, acquired by the Company after the date of the execution and delivery of the Original Mortgage, in addition to property covered by the above-mentioned supplemental indentures (except any herein or in the Original Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Eighty-fourth Supplemental Indenture) all lands, power sites, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Original Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Original Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage, as heretofore supplemented) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Original Mortgage, as heretofore supplemented, all the property, rights, and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Original Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Eighty-fourth Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or this Eighty-fourth Supplemental Indenture or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (5) any property which does not constitute Property Additions, Funded Property or Funded Cash (each as defined in the Original Mortgage as supplemented) and (6) any property and rights heretofore released from the lien of the Original Mortgage, as heretofore supplemented; provided, however, that the property and rights expressly excepted from the lien and operation of the Original Mortgage, as heretofore supplemented, and this Eighty-fourth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Mortgage, as heretofore supplemented, this Eighty-fourth Supplemental Indenture being supplemental to the Original Mortgage.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage and had been specifically and at length described in and conveyed to the Trustees by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successor or successors in such trust under the Mortgage as follows:

ARTICLE I

AMENDMENT OF THE MORTGAGE TO ENTER INTO FURTHER COVENANTS
 FOR THE BENEFIT OF THE BONDS ISSUED THEREUNDER

SECTION 1.  As of the Effective Date, the Company, as a limited liability company formed under the laws of the State of North Carolina, hereby expressly covenants, agrees and confirms, notwithstanding the Conversion, (i) that its obligation promptly to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Company under the Mortgage continues upon the Conversion, (ii) that, pursuant to Section 57D-9-23 of the NC LLC Act and Section 55-11A-13 of the NC BCA, title to all real estate and other property owned by the Company, prior to the Conversion, continues to be vested in the Company upon the Conversion, without reversion or impairment and that all liabilities of the Company, prior to the Conversion, continue as liabilities of the Company upon the Conversion; (iii) that all rights of holders of First Mortgage Bonds outstanding under the Mortgage and of the Trustees which existed immediately prior to the Conversion are preserved unimpaired; and (iv) that all debts, liabilities and duties of the Company under the Mortgage which existed immediately prior to the Conversion may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a North Carolina limited liability company.

ARTICLE II

DIVIDEND COVENANT

SECTION 2.  The Company covenants and agrees that, so long as any of the bonds of the Ninety-fifth Series or Ninety-sixth Series remain Outstanding, the Company will not declare or pay any dividends upon its common stock (other than dividends in common stock) or make any other distributions on its common stock or purchase or otherwise retire any shares of its common stock, unless immediately after such declaration, payment, purchase, retirement or distribution (hereinafter in this Section referred to as “Restricted Payments”), and giving effect thereto, the amount arrived at by adding:

(a)                                 the aggregate amount of all such Restricted Payments (other than the dividend of fifty cents ($.50) per share declared on December 8, 1948 and paid on February 1, 1949 to holders of common stock) made by the Company during the period from December 31, 1948, to and including the effective date of the Restricted Payment in respect of which the determination is being made, plus

(b)                                 an amount equal to the aggregate amount of cumulative dividends for such period (whether or not paid) on all preferred stock of the Company from time to time outstanding during such period, at the rate or rates borne by such preferred stock, plus

(c)                                  an amount equal to the amount, if any, by which fifteen per centum (15%) of the Gross Operating Revenues of the Company for such period shall exceed the aggregate amount during such period expended and/or accrued on its books for maintenance and/or appropriated on its books out of income for property retirement, in each case in respect of the Mortgaged and Pledged Property and/or automotive equipment used primarily in the electric utility business of the Company (but excluding any provisions for amortization of any amounts included in utility plant acquisition adjustment accounts or utility plant adjustment accounts), will not exceed the amount of the aggregate net income of the Company for said period available for dividends (computed and ascertained in accordance with sound accounting practice, on a cumulative basis, including the making of proper deductions for any deficits occurring during any part of such period), plus $3,000,000.

The Company further covenants and agrees that not later than May 1 of each year beginning with the year 2016 it will furnish to the Corporate Trustee a Treasurer’s Certificate stating whether or not the Company has fully observed the restrictions imposed upon it by the covenant contained in this Section 3.

As of the Effective Date, the terms (i) “dividend” shall be interpreted so as to include distributions and (ii) “common stock” and “shares of common stock” shall be interpreted so as to include membership interests.

ARTICLE III
MISCELLANEOUS PROVISIONS

SECTION 3.  Subject to any amendments provided for in this Eighty-fourth Supplemental Indenture, the terms defined in the Original Mortgage, as heretofore supplemented, shall, for all purposes of this Eighty-fourth Supplemental Indenture, have the meanings specified in the Original Mortgage, as heretofore supplemented.

SECTION 4.  The Trustees hereby acknowledge the trusts herein declared, provided, created or supplemented.

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighty-fourth Supplemental Indenture, for whether the transactions contemplated hereby are within the purview of the Mortgage, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVI of the Original Mortgage, as heretofore supplemented, shall apply to and form part of this Eighty-fourth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Eighty-fourth Supplemental Indenture.

SECTION 5.  Subject to the provisions of Article XV and Article XVI of the Mortgage, whenever in this Eighty-fourth Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Eighty-fourth Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

SECTION 6.  Nothing in this Eighty-fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding bonds and coupons, any right, remedy or claim under or by reason of this Eighty-fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Eighty-fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Outstanding bonds and coupons.

SECTION 7.  This Eighty-fourth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[SIGNATURES ON THE FOLLOWING PAGES]

The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE COMPANY HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS, WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

IN WITNESS WHEREOF, Duke Energy Progress, Inc. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York Mellon has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, Senior Associates or Associates and its corporate seal to be attested by one of its Vice Presidents, Senior Associates or Associates, and Tina D. Gonzalez has hereunto set her hand and seal, all as of the day and year first above written.

DUKE ENERGY PROGRESS, INC.

	By:	/s/ Stephen G. De May
Stephen G. De May
Senior Vice President and Treasurer

Executed, sealed and delivered by DUKE
ENERGY PROGRESS, INC. by Stephen G.
De May, one of its Senior Vice Presidents, and
attested by Robert T. Lucas III, one of its
Assistant Secretaries, in the presence of:
ATTEST:

/s/ Robert T. Lucas
Robert T. Lucas III
Assistant Secretary

/s/ Delcia S. Dunlap
Delcia S. Dunlap

/s/ Sohn Daniels
Sohn Daniels

[COMPANY’S SIGNATURE PAGE]

[EIGHTY-FOURTH SUPPLEMENTAL INDENTURE DATED AS OF AUGUST 1, 2015

TO THE DUKE ENERGY PROGRESS, INC. MORTGAGE AND DEED OF TRUST

DATED AS OF MAY 1, 1940]

ACKNOWLEDGED:

THE BANK OF NEW YORK MELLON,
as Trustee

	By:	/s/ Francine Kincaid
Francine Kincaid
Vice President

Executed, sealed and delivered
by THE BANK OF NEW YORK
MELLON, as Trustee, by Francine Kincaid,
one of its Vice Presidents,
and attested by Glenn McKeever,
one of its Vice Presidents, in the
presence of:		ATTEST:

/s/ Glenn McKeever
Glenn McKeever
Vice President

/s/ Thomas Hacker
Thomas Hacker

/s/ Arsala Kidwai
Arsala Kidwai

/s/ Tina D. Gonzalez
TINA D. GONZALEZ, as Trustee

Executed, sealed and delivered by TINA
D. GONZALEZ, as Trustee, in the presence of:

/s/ Christie Leppert
Christie Leppert

/s/ Geraldine Creswell
Geraldine Creswell

[TRUSTEES’ SIGNATURE PAGE]

[EIGHTY- FOURTH SUPPLEMENTAL INDENTURE DATED AS OF AUGUST 1, 2015

TO THE CAROLINA POWER & LIGHT COMPANY MORTGAGE AND DEED OF TRUST

DATED AS OF MAY 1, 1940]

STATE OF NORTH CAROLINA	)
) SS.:
COUNTY OF MECKLENBURG	)

This 29th day of July, A.D. 2015, personally came before me, PHOEBE P. ELLIOT, a Notary Public, STEPHEN G. DE MAY, who, being by me duly sworn, acknowledged before me that he is Senior Vice President and Treasurer of DUKE ENERGY PROGRESS, INC., and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by him in behalf of said corporation by its authority duly given. And the said STEPHEN G. DE MAY acknowledged the said writing to be the act and deed of said corporation.

On the 29th  day of July, in the year of 2015, before me personally came STEPHEN G. DE MAY, to me known, who, being by me duly sworn, did depose and say that he resides at 2023 Queens Road W, Charlotte, NC 28207-2707; that he is Senior Vice President and Treasurer of DUKE ENERGY PROGRESS, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ Phoebe P. Elliot
Name: Phoebe P. Elliot
NOTARY PUBLIC, State of North Carolina
Mecklenburg County
My Commission Expires: June 26, 2016

STATE OF NORTH CAROLINA	)
) SS.:
COUNTY OF MECKLENBURG	)

This 29th day of July, A.D. 2015, personally came before me, PHOEBE P. ELLIOT, a Notary Public, ROBERT T. LUCAS III, who, being by me duly sworn, acknowledged before me that he is the Assistant Secretary of DUKE ENERGY PROGRESS, INC., and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and attested by him on behalf of said corporation by its authority duly given.

On the 29th day of July, in the year of 2015, before me personally came ROBERT T. LUCAS III, to me known, who, being by me duly sworn, did depose and say that he resides at 1650 Myers Park Drive, Charlotte, NC 28207; that he is the Assistant Secretary of DUKE ENERGY PROGRESS, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed and attested his name thereto by the authority of the Board of Directors of said corporation.

/s/ Phoebe P. Elliot
Name: Phoebe P. Elliot
NOTARY PUBLIC, State of North Carolina
Mecklenburg County
My Commission Expires: June 26, 2016

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On July 27, 2015 before me, the undersigned, personally appeared FRANCINE KINCAID, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she signed the same in her capacity as a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, signed the instrument.

I, Christopher J. Traina, a Notary Public of the State of New York, certify that FRANCINE KINCAID personally came before me this day and acknowledged that she is a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that she, as Vice President, being authorized to do so, signed the foregoing on behalf of the corporation.

Witness my hand and official seal, this the 27 day of July, 2015.

/s/ Christopher J. Traina
Christopher J. Traina
Notary Public, State of New York
No. 01TR6297825
Qualified in Queens County
Certified in New York County
Commission Expires March 03, 2018

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On July 27, 2015 before me, the undersigned, personally appeared GLENN MCKEEVER, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he signed and attested the same in his capacity as a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, signed and attested the instrument.

I, Christopher J. Traina, a Notary Public of the State of New York, certify that GLENN MCKEEVER personally came before me this day and acknowledged that he is a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee, and that he, as Vice President, being authorized to do so, signed and attested the foregoing on behalf of the corporation.

Witness my hand and official seal, this the 27 day of July, 2015.

/s/ Christopher J. Traina
Christopher J. Traina
Notary Public, State of New York
No. 01TR6297825
Qualified in Queens County
Certified in New York County
Commission Expires March 03, 2018

STATE OF FLORIDA	)
) SS.:
COUNTY OF DUVAL	)

On July 31, 2015 before me, the undersigned, personally appeared TINA D. GONZALEZ, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity as successor Individual Trustee, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

I, David J. Clendenin, a Notary Public of the State of Florida, do hereby certify that TINA D. GONZALEZ, as successor Individual Trustee, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and official seal, this the 31st day of July, 2015.

/s/ David J. Clendenin
David J. Clendenin
Notary Public, State of Florida
No. EE 118551
My Commission expires: September 3, 2015